As filed with the Securities and Exchange Commission on March 1, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

TUPPERWARE BRANDS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	36-4062333
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

SEE ADDITIONAL REGISTRANT INFORMATION BELOW

14901 South Orange Blossom Trail, Orlando, Florida 32837, 407-826-5050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas M. Roehlk

Executive Vice President, Chief Legal Officer and Secretary

Tupperware Brands Corporation

14901 South Orange Blossom Trail

Orlando, Florida 32837

407-826-5050

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Steven Sutherland

John P. Kelsh

Sidley Austin LLP

One South Dearborn

Chicago, Illinois 60603

(312) 853-7000

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per note(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Debt Securities	—	—	—	—
Guarantees (4)	—	—	—	—
Total	—	—	—	—

(1)	An indeterminate amount of debt securities of Tupperware Brands Corporation as may from time to time be issued at indeterminate prices.

(2)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.E. of Form S-3.

(3)	In reliance on and in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

(4)	Guarantees by Dart Industries Inc. of Tupperware Brands Corporation’s debt securities.

ADDITIONAL REGISTRANT

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Dart Industries Inc.	Delaware	95-1455570

(1)	The address and telephone number of the additional registrant’s principal executive offices is 14901 South Orange Blossom Trail, Orlando, Florida 32837, 407-826-5050.

Prospectus

Tupperware Brands Corporation

Debt Securities

Guarantees of Debt Securities

We may offer debt securities and related guarantees from time to time in one or more series. We will provide specific terms of any offering of these debt securities and any related guarantees, together with the terms of the offering, the initial public offering price and our net proceeds from the sale thereof, in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest.

We may sell these debt securities and related guarantees on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We may offer securities through one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of debt securities and any related guarantees will describe the plan of distribution for that offering. For general information about the distribution of the debt securities and any related guarantees offered, see “Plan of distribution” in this prospectus.

Investing in our debt securities involves risks. See the risk factors described under, and incorporated by reference into, “Risk factors” on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2013.

About this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may sell from time to time the debt securities described in this prospectus and the applicable prospectus supplement in one or more offerings in amounts, at prices and on other terms to be determined at the time of the offering.

This prospectus provides you with a general description of the debt securities and any related guarantees that we may offer. Each time we offer and sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of those debt securities and any related guarantees, together with the terms of the offering, the initial public offering price and our net proceeds from the sale thereof. The prospectus supplement may also supplement, modify or supersede other information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the information incorporated or deemed incorporated by reference as described below under the heading “Where you can find more information.”

You should rely only on the information contained or incorporated or deemed to be incorporated by reference in this prospectus, in the accompanying prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized any other person to provide you with different information. We are not making an offer to sell, nor are we soliciting an offer to buy, securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, the accompanying prospectus supplement or incorporated or deemed to be incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus or the applicable prospectus supplement (see “Where you can find more information”). We will provide this information to you at no charge upon written or oral request directed to: Tupperware Brands Corporation, Corporate Secretary Department, 14901 S. Orange Blossom Trail, Orlando, Florida 32837, telephone (407) 826-5050.

The exhibits to our registration statement of which this prospectus is a part contain the full text of certain agreements and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the debt securities we are offering, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where you can find more information.”

References in this prospectus to “Tupperware Brands,” “the Company,” “we,” “us” and “our” are to Tupperware Brands Corporation and its consolidated subsidiaries and references to “Dart” are to Dart Industries Inc., in each case unless otherwise stated or the context otherwise requires. However, in the “Description of debt securities” section of this prospectus, references to “Tupperware,” “Tupperware Brands,” “the Company,” “we,” “us” and “our” are to Tupperware Brands Corporation (the parent company only and not any of its subsidiaries). Unless otherwise specified or the context otherwise requires, references to “$” or “dollars” in this prospectus are to United States dollars. In this prospectus we will refer to the debt securities and guarantees of debt securities collectively as the “securities.”

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, such reports, proxy statements and other information may be accessed through the SEC Internet website located at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.tupperwarebrands.com. Except for the documents referred to below in this section, information on our website is not incorporated into this prospectus.

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document.

We incorporate by reference into this prospectus the documents set forth below:

•	our Annual Report on Form 10-K for the fiscal year ended December 29, 2012; and

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 from our Definitive Proxy Statement on Schedule 14A filed on March 30, 2012.

All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than documents, portions of documents or other information that is deemed to have been “furnished” and not “filed” with the SEC), until we complete our sale of the securities to the public, shall be deemed to be incorporated by reference into this prospectus. Any documents filed by us with the SEC after the date of this prospectus and before we complete our sale of the securities to the public will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

You may request a copy of these documents, at no cost, by contacting us at the following address or telephone number:

Tupperware Brands Corporation

14901 S. Orange Blossom Trail

Orlando, Florida 32837

Phone: (407) 826-5050

Forward-looking statements

Certain statements in this prospectus and the documents incorporated or deemed incorporated by reference herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements include estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based. These forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “forecast,” “foresee,” “may,” “plan,” “project,” “should,” “outlook,” “will” and other words and terms of similar meaning.

Forward-looking statements reflect our current view with respect to future events and trends and are subject to certain risks, uncertainties and assumptions, which may cause actual results and trends to differ materially from the forward-looking statements. Actual results and trends could differ materially from historical or expected results depending on, among others, the following factors:

•	successful recruitment, retention and productivity levels of the Company’s independent sales forces;

•

disruptions caused by the introduction of new distributor operating models or sales force compensation systems or allegations by equity analysts or others as to the legality or viability of the Company’s business model;

•	success of new products and promotional programs;

•	the ability to implement appropriate product mix and pricing strategies;

•	governmental regulation of materials used in products coming into contact with food (e.g., polycarbonate), as well as beauty, personal care and nutritional products;

•	the impact of changes in consumer spending patterns and preferences, particularly given the global nature of the Company’s business;

•	the value of long-term assets, particularly goodwill and indefinite lived intangibles associated with acquisitions, and the realizability of the value of recognized tax assets;

•

changes in plastic resin prices, other raw materials and packaging components, the cost of converting such items into finished goods and procured finished products and the cost of delivering products to customers;

•	the introduction of Company operations in new markets outside the United States;

•	general social, economic and political conditions in markets;

•

issues arising out of the sovereign debt crisis in Europe, resulting in potential economic and operational challenges for the Company’s European supply chain, heightened counterparty credit risk due to adverse effects on customers and suppliers, exchange controls and translation risks due to potential impairments of investments in affected markets and the potential for banks with which the Company maintains lines of credit to be unable to fulfill their commitments;

•	disruptions resulting from either internal or external labor strikes, work stoppages, or similar difficulties;

•	changes in cash flow resulting from changes in operating results, working capital management, debt payments, share repurchases and hedge settlements;

•

the impact of currency fluctuations on the value of foreign operations generally, and particularly in Venezuela, including their cash balances, the results of those operations, the cost of sourcing products across geographies and the success of foreign hedging and risk management strategies;

•	the impact of natural disasters and epidemic or pandemic disease outbreaks;

•	the ability to repatriate, or otherwise make available, cash in the United States and to do so at a favorable foreign exchange rate and with favorable tax ramifications;

•	the ability to obtain all government approvals on, and to control the cost of infrastructure obligations associated with, land development;

•	the ability to timely and effectively implement, transition, maintain and protect necessary information technology systems and infrastructure;

•	the ability to attract and retain certain executive officers and key management personnel;

•	the success of land buyers in attracting tenants for commercial and residential development and obtaining financing;

•	the costs and covenant restrictions associated with the Company’s credit arrangements;

•	integration of non-traditional product lines into Company operations;

•

the effect of legal, regulatory and tax proceedings, as well as restrictions imposed on the Company’s operations or Company representatives by foreign governments, including exposure to tax responsibilities imposed on the sales force and their potential impact on the sales force’s value chain and resulting disruption to the business;

•

the effect of competitive forces in the markets in which the Company operates, particularly related to sales of beauty, personal care and nutritional products, where there are a greater number of competitors;

•	the impact of changes in U.S. federal, state and foreign tax or other laws;

•	the Company’s access to, and the costs of, financing; and

•

other risks discussed in Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, as well as the Company’s Consolidated Financial Statements, notes and other financial information contained in the Company’s filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements contained in this prospectus, the accompanying prospectus supplement and reports we have filed or will file with the SEC and which are incorporated or deemed incorporated by reference herein, including statements under “Risk factors” and “Forward-looking statements” in such reports. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. We undertake no obligation to update or revise any forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by law.

The Company

Tupperware Brands Corporation

Tupperware Brands Corporation is a worldwide direct-to-consumer company engaged in the manufacture and sale of premium, innovative products across multiple brands and categories through an independent sales force of 2.8 million. We manufacture and sell Tupperware® products and cosmetics and personal care products under a variety of trade names, including Armand Dupree®, Avroy Shlain®, BeautiControl®, Fuller®, NaturCare®, Nutrimetics® and Nuvo®. Each of our businesses manufactures and/or markets a broad line of high quality products.

In our core Tupperware product category, our product line consists of design-centric preparation, storage and serving solutions for the kitchen and home. Our Tupperware line also includes an established line of kitchen cookware and tools, microwave products, microfiber textiles and gifts.

In our Beauty category, we manufacture and distribute skin care products, cosmetics, bath and body care, toiletries, fragrances, jewelry and nutritional products.

We have businesses that sell products only in the Tupperware or Beauty category and other businesses that sell products in both categories.

Tupperware Brands Corporation is a Delaware corporation that was organized on February 8, 1996. Our principal executive offices are located at 14901 South Orange Blossom Trail, Orlando, Florida 32837, and our telephone number at that location is (407) 826-5050.

We maintain a corporate website at http://www.tupperwarebrands.com. Except as described under “Where you can find more information,” information on our website is not incorporated into this prospectus.

Dart Industries Inc.

Dart Industries Inc. is a wholly-owned, direct subsidiary of Tupperware Brands Corporation that owns a substantial portion of the intellectual property of Tupperware, including the Tupperware® trademark, as well as other assets and the capital stock of a majority of the Company’s operating subsidiaries. Dart collects royalties, mold rental payments, interest and dividends from subsidiaries of the Company. Dart is a Delaware corporation that was incorporated in 1928.

Risk factors

Investing in our securities involves risks. Before making an investment decision, you should carefully consider all of the information included or incorporated or deemed incorporated by reference in this prospectus and the applicable prospectus supplement, including the risks described below and the risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 29, 2012, which are incorporated by reference in this prospectus, as the same may be updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated or deemed incorporated by reference herein or in the applicable prospectus supplement. See “Where you can find more information.” The risks and uncertainties described are not the only ones that we face. Additional risks and uncertainties not known to us or that we deem immaterial may also adversely affect our business, operating results, cash flows and financial condition.

Use of proceeds

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of debt securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, repurchases of shares of our common stock, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or applied to repay short-term debt prior to their stated use.

Ratio of earnings to fixed charges

The following table contains our ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing fees and a portion of rental expense that management believes is representative of the interest component of rental expense.

Fiscal Years Ended
	December 29, 2012	December 31, 2011	December 25, 2010	December 26, 2009	December 27, 2008
Ratio of earnings to fixed charges(1)	7.0x	6.0x	8.7x	6.7x	4.9x

(1)	The ratio of earnings to fixed charges should be read in conjunction with our financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 29, 2012, as the same may be updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated or deemed incorporated by reference herein or in the applicable prospectus supplement. The interest expense included in the fixed charges calculation above includes discount relating to indebtedness and excludes interest expense relating to our uncertain tax positions.

Description of debt securities

This section describes the general terms of the securities to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any securities to be offered in greater detail and may provide information that is different from this prospectus. If the information in the applicable prospectus supplement with respect to the particular securities being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

General

We may sell debt securities, including original issue discount securities, at par or at a premium or discount to their stated principal amount. The prospectus supplement relating to any original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. The prospectus supplement relating to any specific debt securities will also describe any material additional tax considerations applicable to such debt securities. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Unless we inform you otherwise in the applicable prospectus supplement, any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the applicable indenture and described in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the applicable trustee or the principal corporate trust office of the applicable trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

Additional 4.750% senior notes due 2021

We may issue debt securities constituting an additional issuance of our 4.750% senior notes due 2021 (“Additional Notes”), $400 million aggregate principal amount of which were initially issued on June 2, 2011. Any Additional Notes will be issued under the indenture, dated as of June 2, 2011 (the “4.750% Notes Indenture”), among the Company, Dart, as guarantor, and Wells Fargo Bank, National Association, as trustee, and will be guaranteed by Dart as set forth in the 4.750% Notes Indenture. The guarantee by Dart is secured by certain collateral, as will be more fully described in any applicable prospectus supplement relating to the Additional Notes. The 4.750% Notes Indenture and the form of 4.750% senior notes due 2021 are filed as exhibits to the registration statement of which this prospectus is a part. If we issue any Additional Notes, a summary of the terms of the Additional Notes, the guarantee by Dart of our obligations with respect to the

Additional Notes and the 4.750% Notes Indenture will be set forth in a prospectus supplement. Any Additional Notes will be deemed to constitute a single series with the outstanding 4.750% senior notes due 2021 for all purposes of the 4.750% Notes Indenture. The 4.750% Notes Indenture and the 4.750% senior notes due 2021 are (and any Additional Notes will be) governed by, and construed in accordance with, the laws of the State of New York.

Other series of debt securities

The following describes any debt securities we may issue, other than as Additional Notes (“Other Debt Securities”).

We may issue Other Debt Securities in one or more series under one or more other indentures entered into between us and one or more trustees. The trustee for each series of our Other Debt Securities will be identified in the applicable prospectus supplement.

References under this subheading to the “indenture” refer to the applicable indenture pursuant to which any particular series of Other Debt Securities is issued. The terms of any series of Other Debt Securities will be those specified in or pursuant to the indenture and in the certificates evidencing that series of Other Debt Securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended. The indenture and the applicable form of certificate evidencing the Other Debt Securities will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which will be incorporated or deemed incorporated by reference in this prospectus. The indenture and the Other Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

We may issue senior, subordinated, junior subordinated, exchangeable and convertible Other Debt Securities under the same indenture.

The prospectus supplement relating to any series of Other Debt Securities that we may offer will contain the specific terms of the Other Debt Securities. These terms may include the following:

•	the title and aggregate principal amount (and any limit thereon) of the Other Debt Securities;

•	whether the Other Debt Securities will be senior, subordinated or junior subordinated;

•	whether the Other Debt Securities will be secured or unsecured;

•	whether the Other Debt Securities will be convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such Other Debt Securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the person to whom any interest on the Other Debt Securities will be payable;

•	the places where payments on the Other Debt Securities will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such Other Debt Securities will be issued;

•	whether such Other Debt Securities will be issued in whole or in part in the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular Other Debt Securities being issued;

•	any defaults and events of default applicable to the particular Other Debt Securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated Other Debt Securities;

•	any restriction or condition on the transferability of the Other Debt Securities;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such Other Debt Securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the Other Debt Securities can select the payment currency;

•	the securities exchange(s) on which the Other Debt Securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the Other Debt Securities;

•	the extent to which a secondary market for the Other Debt Securities is expected to develop;

•	our obligation or right to redeem, purchase or repay Other Debt Securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the applicable indenture;

•	provisions relating to the modification of the applicable indenture both with and without the consent of holders of Other Debt Securities issued under the applicable indenture; and

•	additional terms not inconsistent with the provisions of the applicable indenture.

Plan of distribution

We may sell debt securities offered by this prospectus in and/or outside the United States:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

We will describe in a prospectus supplement the particular terms of any offering of debt securities, including the following:

•	the names of any underwriters or agents;

•	the proceeds we will receive from the sale;

•	any discounts or commissions and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the applicable debt securities may be listed.

If we use underwriters in the sale, such underwriters will acquire the debt securities for their own account. The underwriters may resell the debt securities in one or more transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices.

The debt securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. The underwriters will be obligated to purchase all the debt securities of the series offered if any of the debt securities are purchased.

We may sell debt securities through agents or dealers designated by us. Any agent or dealer involved in the offer or sale of the debt securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent or dealer will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will agree to use their reasonable efforts to solicit purchases for the period of their appointment and any dealer will purchase debt securities from us as principal and may resell those debt securities at varying prices to be determined by the dealer.

We also may sell debt securities directly. In this case, no underwriters or agents would be involved.

Underwriters, dealers and agents that participate in the distribution of the debt securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them from us and any profit on the resale of the debt securities sold by them may be deemed to be underwriting discounts or commissions under the Securities Act.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make, and to reimburse them for certain expenses.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In order to facilitate the offering of the debt securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or other securities the prices of which may be used to determine payments on the securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We may solicit offers to purchase debt securities directly from, and we may sell debt securities directly to, institutional investors or others. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

Some or all of the debt securities may be new issues of securities with no established trading market. We cannot and will not give any assurances as to the liquidity of the trading market for any of our debt securities.

Legal matters

Unless otherwise specified in a prospectus supplement, legal matters in connection with this offering of securities will be passed upon for us by Sidley Austin LLP, Chicago, Illinois.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 29, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Delaware General Corporation Law.    Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Tupperware Brands Corporation

Certificate of Incorporation.    In accordance with Section 102(b)(7) of the DGCL, Tupperware Brand Corporation’s (the “Company”) Restated Certificate of Incorporation provides that directors will not be personally liable to the Company or its stockholders for monetary damages for breaches of their fiduciary duty as directors except for (i) breaches of their duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) certain transactions under Section 174 of the DGCL (which concerns unlawful payments of dividends, stock purchases or redemptions) or (iv) transactions from which a director derives an improper personal benefit.

While the Company’s Restated Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate their duty of care. Accordingly, the

Restated Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. The provisions of the Restated Certificate of Incorporation described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to the Company’s officers who are not directors.

The Company’s Restated Certificate of Incorporation provides that each person who is or was, or has agreed to become, a director or officer of the Company, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Company as an employee or agent of the Company or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including a subsidiary of the Company, will be indemnified and held harmless by the Company, in accordance with the Company’s Amended and Restated By-laws, to the fullest extent authorized by the DGCL as currently in effect (or, to the extent indemnification is broadened, as it may be amended). In addition, the Company may enter into one or more agreements with any person providing for indemnification greater or different than that provided in the Restated Certificate of Incorporation.

By-laws.    The Company’s Amended and Restated By-laws provide that each person who is or was made a party to, or is threatened to be made a party to, any action, suit or proceeding by reason of the fact that he or she is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, including a subsidiary of the Company, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL as currently in effect (or, to the extent indemnification is broadened, as it may be amended), against all expense, liability or loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection therewith. The Company’s Amended and Restated By-laws also provide that the right to indemnification conferred thereby is a contract right and will include the right to be paid by the Company for the expenses incurred in defending the proceedings specified above, in advance of their final disposition, except that, if the DGCL so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) will be made only upon delivery to the Company by the director or officer of an undertaking to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under such provision or otherwise. The Company’s Amended and Restated By-laws further provide that the Company may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors, officers and employees.

The Company’s Amended and Restated By-laws provide that persons indemnified thereunder may bring suit against the Company to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such a suit will be reimbursed by the Company. It further provides that while it is a defense to such an action that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the DGCL, the burden of proving such defense will be on the Company and neither the failure of the Company’s Board of Directors to have made a determination prior to the commencement of such action that indemnification is proper, nor an actual determination by the Company that the claimant has not met the applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The Company’s Amended and Restated By-laws provide that the right to indemnification and payment of expenses incurred in defending a proceeding in advance of its final disposition conferred therein will not be exclusive of any other right that any person may have or may in the future acquire under any statute, provision of the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws, agreement, vote of stockholders, vote of disinterested directors or otherwise. The Amended and Restated By-laws permit the Company to maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Company, or is serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

D&O Insurance. The Company also maintains a standard policy of officers’ and directors’ liability insurance providing coverage to its officers and directors.

Dart Industries Inc.

Neither Dart Industries Inc.’s (“Dart”) Restated Certificate of Incorporation nor Dart’s By-laws contain provisions regarding indemnification of its directors or officers.

Item 16.	Exhibits.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated in this Item 16 by reference.

Item 17.	Undertakings.

(a)   Each of the undersigned registrants hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)   Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on March 1, 2013.

TUPPERWARE BRANDS CORPORATION

By:	/s/ Thomas M. Roehlk
	Name:	Thomas M. Roehlk
	Title:	Executive Vice President, Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* E.V. Goings	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2013

* Michael S. Poteshman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 1, 2013

* Nicholas K. Poucher	Vice President and Controller (Principal Accounting Officer)	March 1, 2013

* Catherine A. Bertini	Director	March 1, 2013

* Susan M. Cameron	Director	March 1, 2013

* Kriss Cloninger III	Director	March 1, 2013

* Joe R. Lee	Director	March 1, 2013

* Angel R. Martinez	Director	March 1, 2013

* Antonio Monteiro de Castro	Director	March 1, 2013

Signature	Title	Date

* Robert J. Murray	Director	March 1, 2013

* David R. Parker	Director	March 1, 2013

* Joyce M. Roché	Director	March 1, 2013

* M. Anne Szostak	Director	March 1, 2013

By:	/s/ Thomas M. Roehlk	March 1, 2013
Thomas M. Roehlk

As Attorney-in-Fact for the individuals noted above with an asterisk

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on March 1, 2013.

DART INDUSTRIES INC.

By:	/s/ Thomas M. Roehlk
	Name:	Thomas M. Roehlk
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* E.V. Goings	President (Principal Executive Officer)	March 1, 2013

* Michael S. Poteshman	Vice President and Chief Financial Officer and Director (Principal Financial Officer)	March 1, 2013

* Nicholas K. Poucher	Vice President and Controller (Principal Accounting Officer)	March 1, 2013

* Josef Hajek	Director	March 1, 2013

* Kevin Jones	Director	March 1, 2013

/s/ Thomas M. Roehlk Thomas M. Roehlk	Director	March 1, 2013

By:	/s/ Thomas M. Roehlk	March 1, 2013
Thomas M. Roehlk

As Attorney-in-Fact for the individuals noted above with an asterisk

EXHIBIT INDEX

Exhibit Numbers	Description

1.1*	Form of Underwriting Agreement

4.1	Indenture, dated June 2, 2011, among Tupperware Brands Corporation, Dart Industries Inc. and Wells Fargo Bank, National Association, as Trustee (the “2011 Indenture”) (attached as Exhibit 4.1 to Form 8-K, filed by Tupperware Brands Corporation with the SEC on June 7, 2011 and incorporated herein by reference).

4.2*	Form of indenture with any trustee.

4.3	Form of 4.750% senior notes due 2021 (included in Exhibit 4.1 to Form 8-K, filed by Tupperware Brands Corporation with the SEC on June 7, 2011 and incorporated herein by reference).

4.4*	Form of debt security.

5.1	Opinion of Sidley Austin LLP.

12.1	Statement regarding computation of ratio of earnings to fixed charges.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sidley Austin LLP (contained in its opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (Tupperware Brands Corporation).

24.2	Powers of Attorney (Dart Industries Inc).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, as Trustee under the 2011 Indenture.

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of any other trustee.

* To be filed by a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated by reference herein.

** To be incorporated herein by reference to a subsequent filing pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.